EXHIBIT 5.1


                        (Brown & Wood LLP Letterhead)


                                May 13, 1998



Reckson Service Industries, Inc.
225 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

          We have acted as counsel to Reckson Service Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration of 24,462,985 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and 4,111,426 non-transferable subscription rights to purchase shares of Common Stock (the "Rights"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-44419), including the prospectus and all amendments, exhibits and documents related thereto (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended, and with the proposed distribution of the Common Stock to stockholders of Reckson Associates Realty Corp., a Maryland corporation and the holders of units of limited partner interest in Reckson Operating Partnership, L.P., a Delaware limited partnership, in a spin-off and a rights offering by the Company, in each case in accordance with the terms of the Registration Statement.

          Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that (i) the Common Stock has been duly authorized for issuance by the Company and, upon issuance, delivery and (in the case of Common Stock to be issued upon exercise of the Rights)
subscription and payment in accordance with the terms of the Registration Statement, the Common Stock will be validly issued, fully paid (as applicable) and nonassessable and (ii) the Rights have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the Registration Statement, will be legal, valid and binding obligations of the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to, or affecting, creditors' rights and remedies generally and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          We hereby consent to the incorporation by reference of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Brown & Wood LLP under the caption "Legal Matters" in the Registration Statement.

                                   Very truly yours,



                                   /s/ Brown & Wood LLP